UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2020 (March 18, 2020)

SMTA LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-38414	82-6712510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(972) 476-1409

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

SMTA Liquidating Trust, a Maryland common law trust and successor to Spirit MTA REIT (the “Liquidating Trust”), and Spirit Realty AM Corporation (“Manager”), a wholly owned subsidiary of Spirit Realty Capital, Inc., are party to that certain Interim Management Agreement, dated June 2, 2019 (the “Interim Management Agreement”), pursuant to which Manager serves as external manager for the Liquidating Trust. On March 18, 2020, Manager notified the Liquidating Trust that Manager intends to terminate the Interim Management Agreement, effective as of September 14, 2020. The termination of the Interim Management Agreement is not expected to materially adversely impact the wind-down of the Liquidating Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTA LIQUIDATING TRUST

Date: March 23, 2020	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez
Chief Executive Officer, President, Chief Financial Officer and Treasurer